EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002, 18 U.S.C 2002

The undersigned, the Chief Financial Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

a)
the Form 10-K/A of the Company for the period ended December 31, 2014, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brian K. Ferraioli
Brian K. Ferraioli
Chief Financial Officer
Date: September 18, 2015